                                                                    EXHIBIT 10.3

                         CHLOR-ALKALI SUPPLY AGREEMENT
                         -----------------------------


     THIS CHLOR-ALKALI SUPPLY AGREEMENT ("AGREEMENT") BETWEEN OLIN CORPORATION ("OLIN"), A VIRGINIA CORPORATION, AND ARCH CHEMICALS, INC. ("ARCH"), A VIRGINIA CORPORATION, IS EXECUTED AS OF THIS ______ DAY OF ______________, 1999.


     1.   RECITALS

          1.1 Olin ("Seller") is a manufacturing corporation operating primarily in the chemicals industry. Olin operates liquid chlorine and caustic production facilities at its Chlor Alkali plants at Charleston, Tennessee, McIntosh, Alabama, and Niagara Falls, New York, and from time to time engages in caustic and liquid chlorine commodity exchanges with other producers.

          1.2 Arch ("Buyer") is a specialty chemicals manufacturer which has a need for a reliable supply of liquid chlorine and caustic (Products).

          1.3 To insure a reliable source of supply of the Products for internal use by Buyer, and to enable Seller to sell to Buyer such Products under the terms and conditions set forth below, and for other good and valuable consideration, Seller agrees to sell, and Buyer agrees to purchase from Seller, the Products described herein.

     2.   PRODUCT.  Membrane Grade or Rayon Grade Caustic (Exhibit 1), Liquid
                                                          ---------
Chlorine (Exhibit 2).
          ---------

     3.   QUANTITY.   Buyer agrees to purchase 100% of its requirements of the
Products during the term of the Agreement, but this "requirements" obligation shall not apply to Products used in any business acquired by Buyer after the effective date of this Agreement. Buyer initially estimates its requirements for liquid chlorine at 100,000 tons annually. Buyer initially estimates its requirements for caustic at 80,000 tons annually. During the Agreement, Buyer shall continually provide to Seller, in writing, an estimate of its prospective monthly and quarterly requirements for the respective Products.

     4.   TERM.  The Initial Term shall be five (5) years, from [          ],
through 12/31/2003; and said Initial Term shall extend thereafter automatically for two (2) year periods (Extended Term). Either party may terminate the Agreement upon two (2) years written notice; however, written notice of termination may not be given before December 31, 2001, and any notice of termination of this Agreement shall be given so that the effective termination date will be the last day of a calendar year. If such written notice of termination is given by December 31, 2001, then said Agreement shall terminate on December 31, 2003. If such written notice of termination is not given by December 31, 2001, then said Agreement shall renew automatically at the end of the Initial Term for a period of one (1) year (Extended Term), commencing January 1, 2004.


     5.   SHIPPING CONTAINERS.  Bulk.

     6. METHOD OF SHIPMENT. Seller's Railcars or Seller's Bulk Truck Carriers, Seller's pipeline, or barge.

     7. PRICES. The prices for Products purchased by Buyer from Seller during the Term of this Agreement shall be established at competitive levels by mutual, written agreement between Buyer and Seller from time to time.

     8.   TERMS OF PAYMENT:   Net 30 days on cycle billing.

     9. ORIGIN. (a) Seller will supply Products under this Agreement from its own manufacturing facilities or from manufacturing facilities owned by third-parties with whom Seller has commodity-exchange agreements (Exchange) in place. Seller will use its best reasonable efforts to tender delivery of Products F.O.B. at points which would represent the most economical transportation cost to Buyer. Except as provided in subparagraph (b), Seller retains the sole, subjective right to manage the Exchange of Products and shall have no liability to Buyer for such decisions, nor shall such Exchange decision be a breach of this Agreement.

          (b) Regardless of any Exchange conducted by Seller for the Products subject to this Agreement, in no event shall Buyer be responsible for freight charges to its Charleston facility. The parties agree to use their best efforts to enter into Exchanges that will result in freight savings. Any net freight savings resulting from an Exchange shall be shared equally by the parties. All Product supplied under an Exchange shall be subject to the same terms and conditions as set forth in this Agreement.

     10. DESTINATION. Buyer's facilities at Lake Charles, Louisiana, Beaumont, Texas, Shreveport, Louisiana, Doe Run, Kentucky, Charleston, Tennessee, and Rochester, New York, or any other reasonable USA locations designated by Buyer.

     11. COMPARATIVE FAULT, PERSONAL INJURY, PROPERTY DAMAGE, AND ENVIRONMENTAL INDEMNITY. Seller and Buyer will each defend, indemnify, and hold the other harmless from any loss, liability, damage, or expense due to any property damage, bodily injury, death, or any liability for damages, including any governmental fines, penalties, or assessments arising from the violation of any local, state, or federal environmental laws whatsoever,

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arising out of, or in connection with, or resulting from, this Agreement, or any matters related thereto, but only for the amount proximately caused by, or legally resulting from the respective percentage, if any, of each party's comparative negligence.

     12. FORCE MAJEURE. Failure (in whole or in part) or delay on the part of either party, or any carrier in the performance of any of the obligations imposed upon the other hereunder shall be excused and such party shall not be liable for damages or otherwise on account thereof, when such failure or delay is the direct or indirect result of any of the following causes whether or not existing at the date hereof, and whether or not reasonably within the contemplation of the parties at the date hereof, namely: acts of God, earthquakes, fire, flood or the elements; malicious mischief, insurrection, riot, strikes, lockouts, boycotts, picketing or labor disturbances; public enemy; war (declared or undeclared); compliance with any federal, state or municipal law, or with any regulation, order or rule (including, but not limited to, priority, rationing or allocation orders or regulation) of governmental agencies, or authorities or representatives of any government (foreign or domestic) acting under claim or color of authority; total or partial failure or loss or shortage of all or part of transportation facilities ordinarily available to and used by a party hereto in the performance of the obligations imposed by this Contract, whether such facilities are such party's own or those of others; or total or partial loss or shortage of raw or component materials or products ordinarily required by a party to produce the Product; the commandeering or requisitioning by civil or military authorities of any raw or component materials, products, or facilities, including, but not limited to, producing manufacturing, transportation and delivery facilities, perils of navigation, even when occasioned by negligence, malfeasance, default or errors in judgment of the pilot, master, mariners or other servants of the ship's owner; or any cause whatsoever beyond the control of either party hereto, whether similar to or dissimilar from the causes herein enumerated; provided, however, that the settlement of strikes or lockouts shall be entirely within the discretion of the party having such difficulty and that any requirement that a force majeure shall be remedied with the exercise of due diligence shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having such difficulty. If by reason of any such circumstances, Seller's supply of Product shall be insufficient to meet all of its Product requirements, Seller shall have the right at its option and without liability to apportion among any and all of its customers, including its affiliated division and companies, in such manner as Seller believes equitable. In the event a force majeure is declared under this Agreement, Buyer shall be excused from purchasing that portion of its requirements for Products which are purchased from an alternate supplier during the period of force majeure. If, during a force majeure, Seller is unable to supply Products via pipeline at Buyer's Charleston facility, Seller agrees to provide any reasonable, existing unloading and delivery services at Charleston to facilitate the supply of Product from an alternate means of supply, but Seller shall not be required to spend or invest any capital or money to comply with this requirement. Notwithstanding the above, Seller expressly acknowledges and agrees that it shall not be excused from performing its obligation to supply Product under this Agreement as a result of its decision to impose order control on its customers.

     13. TERMINATION. If either party shall fail to comply with any material provisions, requirements, or conditions of this Agreement, or should file a voluntary petition under any bankruptcy law, or be adjudicated a bankrupt, become insolvent, or commit an act of bankruptcy (Material Breach), and such Material Breach shall go unabated for a period of at least sixty (60) days, then the aggrieved party, upon three (3) days written notice to the party in violation of such conditions, may terminate this contract in whole without prejudice to any other remedy. The aggrieved party shall give written notice of such Material Breach as soon as possible following discovery of such Material Breach.

     14.  CONFIDENTIALITY.  Buyer acknowledges that prior to and during year one
(1) of this Agreement, Seller shall be disclosing to Buyer certain pricing and manufacturing information which it considers confidential and proprietary to Seller (hereinafter called "Confidential Information"). Buyer agrees during any term of this Agreement to refrain from disclosing such Confidential Information to any third person, except to Buyer's outside auditors who are under a written duty of confidentiality to Buyer. Buyer and such auditors may only disclose such Confidential Information to employees of Buyer who have a reasonable need to know such Confidential Information.

     15. NOTICES. Any notice or written communication provided for in this Agreement by either party, shall be in English by facsimile, telegram, and/or electronic mail, and shall be confirmed immediately by registered air mail letter, promptly transmitted and addressed to the appropriate party. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice in writing to the other party as the case may be.

If to Seller:  Olin Corporation
               490 Stuart Road NE
               Cleveland, TN  37312

               Attention:  President, Chlor Alkali Products


If to Buyer:   Arch Chemicals, Inc.
               501 Merritt 7
               Norwalk, CT  06856

               Attention:  General Counsel

     16. DELIVERY. Unless specified otherwise deliveries of Product shall be made at such times, within the usual business hours of Seller, as Buyer shall specify by reasonable advance notice to Seller, which shall include any necessary shipping instructions, and Seller shall prepare and deliver to Buyer such shipping papers as may be agreed.

     17. PRODUCT STEWARDSHIP. The parties agree to adhere to and use their best efforts to comply with an implement the RESPONSIBLE CARE initiative developed by the

Chemical Manufacturers Association (CMA), whether or not both parties are members of CMA. This duty includes, but is not limited to, adherence to the GUIDING PRINCIPLES for RESPONSIBLE CARE and implementation of the six CODES OF MANAGEMENT PRACTICES. In the event either party fails to comply with the RESPONSIBLE CARE provisions set out above, the non-complying party shall have thirty (30) days to cure such non-compliance, otherwise the complying party shall have the right to immediately terminate this Agreement, without liability, except for any liability for already-incurred imbalances.

     18. TITLE. Title to and risk of loss for Product transferred hereunder shall pass from Seller to Buyer upon delivery to Buyer's location . With respect to Product delivered by pipeline, title and risk of loss shall pass from Seller to Buyer at the point where the Seller pipeline enters onto the leased or owned premises of Buyer. Buyer is free to contract with any designated party for the passage of title and risk of loss for Product upon Seller's delivery to such designated party at any shipping location.

     19. WARRANTIES. Seller warrants that (a) the Products are of the quality set forth in Exhibits 1 and 2 hereto, and (b) the title conveyed is good and the product is free from any lawful security interest, lien or encumbrance. SELLER MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR OTHERWISE. Buyer assumes all risk of patient infringement by reason of any use Buyer makes of the product in combination with other material or in the operation of any process.

     20. CREDIT. Seller may recover for each shipment hereunder as a separate transaction, without reference to any other shipment. If Buyer fails to pay any invoice in accordance with the terms of this contract, Seller may, at its option, defer further shipments until payment has been made (in which event Seller may elect to extend the contract period for a time equal to that for which shipments were so deferred), or, in addition to any other legal remedy, Seller may decline further performance of this contract. If at any time, in the judgment of Seller, the financial responsibility of Buyer is impaired, Seller may change the terms of payment and/or require payment as a condition of shipment.

     21. TAXES. Upon invoice, Buyer shall reimburse Seller for any federal, state or local excise or other tax, assessment, license fee or other charge, or increases thereof, which Seller may be required to pay upon the sale, production, transportation, delivery or use of the Products.

     22. GOVERNMENTAL REGULATION. Should Seller elect to discontinue, curtail or limit the production or sale of the Products in consequence of the application of any governmental regulation or order (including but not limited to those relating to environment, Seller shall not be obligated to deliver the Products from other than the production or shipping points designated herein and there shall be no obligation to rebuild or repair any damage or destruction to such production or shipping points in order to fulfill this contract.

     23. CLAIMS. The weights, tares and tests fixed by Seller's invoice shall govern unless proven to be incorrect. Claims relating to quantity, quality, weight, condition and loss of or damage to any of the product sold hereunder shall be waived by Buyer unless made within thirty (30) days after receipt of Products by Buyer.

     24. LIMITATION OF LIABILITY. (a) Buyer's exclusive remedy and Seller's exclusive liability under this contract or otherwise (including contractual and tort liability) shall be for damages which shall in no event exceed so much of the purchase price as is applicable to that portion of the particular shipment with respect to which damages are claimed. In no event shall Seller be liable to Buyer for any incidental or consequential damages arising in connection with this contract or the product sold hereunder.

     (b) Except to the extent provided by Seller, Buyer assumes all risks and liability, and Seller assumes no liability, with respect to transporting or unloading of the Products (including failure of discharge or unloading implements or materials used by Buyer), storage, handling, sale and use of the Products (including its use alone or in combination with other substances or in the operation of any process), and the compliance or non-compliance with all federal, state and local laws and regulations applicable to the Product; Seller assumes the same risks and liability stated in this subparagraph with respect to Products transported or unloaded by Seller. The limitations stated in Paragraph 24 shall not apply to Paragraph 11 of this Agreement.

     25. NON-WAIVER. Seller's or Buyer's waiver of any breach or failure to enforce any of the terms and conditions of this contract at any time shall not in any way affect, limit or waive such party's right thereafter to enforce strict compliance with every term and condition hereof.

     26. ASSIGNMENT. Neither Buyer nor Seller shall assign this contract (nor any right or obligation hereunder), in whole or in part without the prior written consent of the other, which consent shall not be unreasonably withheld. It shall be reasonable to withhold consent if the requested assignment is to a competitor of either party or their related entities, divisions, and subsidiaries. Any such purported assignment without such consent shall be void. Either party shall have the right to assign this contract and its rights and obligations hereunder, without obtaining the prior written consent of the other, to any entity with which either party (a) merges, (b) sells a substantial part of its assets or business, or (c) sells a substantial part of its assets or business relating to the manufacture and/or sale of the Product.

     27. APPLICABLE LAW. Tennessee law shall apply to the interpretation of this Agreement for any matter arising from the sale of Product produced from Seller's Charleston, Tennessee Facility, without giving effect to its conflict of law provisions. Otherwise, this contract shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

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     28.  CAPTIONS.  The titles contained in this contract are for reference purposes only and shall not affect in any way the meaning or interpretation of this contract.

     29. SEVERABILITY. If any provision of this contract shall be prohibited or invalid, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision and the remaining provisions of this contract.

     30. AMENDMENT. This contract is intended as the final expression of the parties' agreement and is the complete and exclusive statement of the terms hereof. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary or modify the written terms hereof; and neither party shall claim any amendment, modification or release from any provisions hereof by reason of (a) a course of action or mutual agreement unless such agreement is in writing signed by the other party and specifically stating it as an amendment to this contract, (b) course of performance, or (c) usage of trade. No modification or addition to this contract shall be affected by the acknowledgment or acceptance by Seller of any purchase order, acknowledgment, release or other forms submitted by Buyer containing other or different terms or conditions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OLIN CORPORATION                            ARCH CHEMICALS, INC.
CHLOR ALKALI PRODUCTS DIVISION


By: ___________________________             By: ____________________________
Name:__________________________             Name:___________________________
Title:_________________________             Title:__________________________

0 CHLOR ALKALI PRODUCTS
650 25TH STREET N. W., SUITE 300, CLEVELAND, TN 37311
423/336-4850 - FAX: 423/336-4830



CAUSTIC SODA SPECIFICATIONS


                                                                  GRADE
                                                                  -----
     COMPONENT           BASIS               RAYON               MEMBRANE            COMMERCIAL
     ---------           -----               -----               --------            ----------
           NaOH             weight%             50.0 - 51.5           49.5 - 51.5         49.0 - 52.0

           Na\2\O           weight%             38.7 - 39.9           38.3 - 39.9         38.0 - 40.3

           Na\2\CO\3\       weight%                 0.06                 0.05                 0.2

           NaCl               ppm                  30                   75                 11,000

           Na\2\SO\4\         ppm                  20                  100                    200

           NaClO\3\           ppm                   1                    5                  3,000

           Iron (Fe)          ppm                   2.0                  2.0                    7

           Si (Silicon)       ppm                  10                    2.4                  195

           Al (Aluminum)      ppm                   3                    0.25                  20

           Ca (Calcium)       ppm                  20                    0.5                   45

           Mg (Magnesium)     ppm                   1.2                  0.1                   12

           Mn                 ppm                   0.4                  0.2                    1

           Ni                 ppm                   0.3                  0.5                    2

           Cu                 ppm                   0.5                  0.2                    2

           Hg                 ppm                   0.5                  0.01                 N.D.*


*    Note: N.D. is below Minimum Detection Limit (MDL) of 0.01 ppm

 .    Certified by the NSF for the ANSI/NSF 60 Standard

 .    Satisfies the Food Chemical Codex IV(FCC IV) requirements

 .    Satisfies the AWWA Standard B-501-93


                                         EXHIBIT 1

                              CHLOR ALKALI PRODUCTS
              650 25TH STREET N. W., SUITE 300, CLEVELAND, TN 37311
                        423/336-4850 - FAX: 423/336-4830

--------------------------------------------------------------------------------


                            CHLORINE SPECIFICATIONS

      CHEMICAL  PROPERTIES                        AUGUSTA                    CHARLESTON             MCINTOSH          NIACHLOR
      --------------------                        -------                    ----------             --------          --------
     Purity, weight %                             99.5 min.                   99.5 min.             99.5 min.         99.5 min.

     Moisture, ppm                                75 max.                     75 max.               30 max            50 max.

     Non-volatile Residue, ppm                    30 max.                     30 max.               30 max.           50 max.

     Arsenic, as As,  ppm                         3 max.                      3 max.                3 max.            3 max.

     Lead, as Pb, ppm                             5 max.                      5 max.                5 max.            5 max.

     Mercury, as Hg, ppm                          1 max.                      1 max.                1 max.            1 max.

     Heavy Metals, as Pb, ppm                     10 max.                     10 max.               10 max.           10 max.

     Carbon Tetrachloride, ppm                    100 max.                    100 max.              100 max.          100 max.

     Trihalomethanes, ppm                         300 max.                    300 max.              300 max.          300 max.


 .    Certified by the NSF for the ANSI/NSF 60 Standard
 .    Satisfies the Food Chemical Codex IV(FCC IV) requirements
 .    Satisfies the AWWA Standard B-301-92

--------------------------------------------------------------------------------

                                   EXHIBIT 2